FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter referred to as the “Amendment”), dated as of July 29, 2016, is by and among Hornbeck Offshore Services, LLC (the “Borrower”); Hornbeck Offshore Services, Inc. (the “Parent Guarantor”); each of the Lenders signatory hereto; and Wells Fargo Bank, National Association (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”). Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Original Credit Agreement (as defined below), as amended hereby.
W I T N E S S E T H:
WHEREAS, the Borrower, the Parent Guarantor, the Administrative Agent and the Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of February 6, 2015 (the “Original Credit Agreement”; and as the same may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to this Amendment, the “Credit Agreement”);
WHEREAS, the undersigned Lenders are entitled to act as the Required Lenders under the Credit Agreement;
WHEREAS, in accordance with Section 12.02 of the Credit Agreement, the Borrower has requested, and the Required Lenders have consented, to amend the Original Credit Agreement in certain respects upon the terms and conditions set forth herein.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 2 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Original Credit Agreement is hereby amended as follows:
1.1    The definition of “Applicable Margin” in Section 1.02 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Applicable Margin” means, for any day, with respect to any ABR Loan, Eurodollar Loan or the Commitment Fee Rate, as the case may be, the rate per annum set forth in the grid below, based upon the Total Debt to Capitalization Ratio as set forth below; provided that at all times during and after the InterestCoverage Holiday, the applicable rate per annum with

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respect to any ABR Loan or Eurodollar Loan below shall be increased by 0.50%:

Grid
Pricing Level	Total Debt to Capitalization Ratio	LIBO Rate Margin	Alternate Base Rate Margin	Commitment Fee Rate
1	≤ 35%	2.25%	1.25%	0.500%
2	≤ 40%	2.50%	1.50%	0.500%
3	≤ 45%	2.75%	1.75%	0.500%
4	≤ 50%	3.00%	2.00%	0.500%
5	> 50%	3.25%	2.25%	0.500%

Any increase or decrease in the Applicable Margin under the grid set forth above with respect to ABR Loans, Eurodollar Loans, or the Commitment Fee Rate, as the case may be, resulting from a change in the Total Debt to Capitalization Ratio shall become effective as of the first Business Day immediately following the date a compliance certificate is delivered pursuant to Section 8.02(b); provided, however, that if a compliance certificate is not delivered when due in accordance with Section 8.02(b), then Pricing Level 5 shall apply as of the first Business Day after the date on which such compliance certificate was required to have been delivered until such compliance certificate is delivered to the Administrative Agent.
1.2    The definition of “Defaulting Lender” in Section 1.02 of the Original Credit Agreement is hereby amended by adding the following new subclause (iii) at the end of clause (d) thereof:
or (iii) become the subject of a Bail-in Action;
1.3    The definition of “EBITDA” in Section 1.02 of the Original Credit Agreement is hereby amended to add the following new sentence after the second sentence thereof:
Commencing with the earlier of (x) the first full fiscal quarter after the expiration of the Interest Coverage Holiday and (y) the fiscal quarter ending March 31, 2018 (the “Applicable Period”), and until the third immediately following fiscal quarter thereafter, “EBITDA” shall mean, with respect to the Parent Guarantor and its Consolidated Subsidiaries, (a) for the Applicable Period, EBITDA for such fiscal quarter multiplied by four (4), (b) for the Applicable Period and the immediately following fiscal quarter, EBITDA for such fiscal quarters multiplied by two (2), and (c) for the Applicable Period and the two immediately following fiscal quarters, EBITDA for such fiscal quarters multiplied by one and one-third (1⅓).

1.4    The definition of “GAAP” in Section 1.02 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

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“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05; provided, however, that no financial statements, consolidated financial statements or financial projections required by this Agreement to be delivered to the Administrative Agent or the Lenders, nor any calculation of Stockholders Equity, Consolidated Cash Balance or Consolidated Net Tangible Assets hereunder, shall present the financial information of any Investment Entity as of any date or for any period, as applicable, on a consolidated basis with the Parent Guarantor and its Consolidated Subsidiaries, but shall include it as an investment.
1.5    The definition of “Pro Forma EBITDA” in Section 1.02 of the Original Credit Agreement is hereby amended by adding the following new sentence to the end thereof:
Notwithstanding the foregoing, commencing with the earlier of (x) the first full fiscal quarter after the expiration of the Interest Coverage Holiday and (y) the fiscal quarter ending March 31, 2018, and until the third immediately following fiscal quarter thereafter, “Pro Forma EBITDA”, to the extent applicable to assets acquired under (a), above, or newly constructed vessels having received a QSC or a vessel acquired by a Subsidiary within the twelve (12) months after its delivery under (b), above, shall be calculated not on the basis of the preceding twelve (12) months but using the same methodology as provided in the third sentence of the definition of EBITDA.
1.6    Section 1.02 of the Original Credit Agreement is hereby amended by deleting the definition of “Specified Vessel Sale” therefrom.
1.7    Section 1.02 of the Original Credit Agreement is hereby amended to add each of the following definitions in correct alphabetical order:
“Bail-In Action” means the exercise of any Write-down and Conversion Powers.
“Bail-In Legislation” means (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation for such EEA Member Country as described in the EU Bail-In Legislation Schedule from time to time; and (b) in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
“Consolidated Cash Balance” means, at any time, the aggregate amount of cash and cash equivalents, certificates of deposit and investments in money market funds, in each case, held or owned by (whether directly or indirectly)

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the Parent Guarantor or its Consolidated Subsidiaries, or which are otherwise assets of a nature that would be reflected as cash on the consolidated balance sheet of the Parent Guarantor.
“Consolidated Cash Balance Threshold” means $50,000,000.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Excess Cash” means, at any applicable time, the amount of the Consolidated Cash Balance in excess of the Consolidated Cash Balance Threshold (other than (i) any cash held to pay in the ordinary course of business of the Borrower, the Parent Guarantor or any Guarantor Subsidiaries amounts then due and owing to unaffiliated third parties and for which such Loan Party has issued checks or has initiated wires or ACH transfers in order to pay such amounts (or will issue such checks or initiate such wires or ACH transfers within one (1) Business Day of such time), (ii) cash of any Loan Party to be used by any Loan Party within five (5) Business Days of such time to make (A) purchase price payments for any acquisition of any assets or property by any Loan Party that is permitted under the terms of this Agreement, (B) repayments or mandatory prepayments of any debt of any Loan Party that is permitted under the terms of this Agreement, (C) construction milestone payments or vessel modification payments or (D) payments on interest payables, or (iii) any cash of any Loan Party constituting deposits or advance payments held in escrow by an unaffiliated third party subject to customary provisions regarding the payment and refunding of such deposits or advance payments).
“First Amendment Effective Date” means July 29, 2016.
“Interest Coverage Holiday” has the meaning assigned to such term in Section 9.01(a).

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“Investment Entity” has the meaning assigned to such term in Section 9.06(c).
“Investment Entity Assets” has the meaning assigned to such term in Section 9.06(c).
“Investment Entity Vessels” has the meaning assigned to such term in Section 9.06(c).
“Investment Entity Requirements” has the meaning assigned to such term in Section 9.17(a).
“Resolution Authority” means any public administrative authority or any person entrusted with public administration authority having the authority to exercise any Write-down and Conversion Powers.
“Write-Down and Conversion Powers” means (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and (b) in relation to any other applicable Bail-In Legislation, (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation.
1.8    Section 2.01 of the Original Credit Agreement is hereby amended by adding the following new sentence to the end thereof:
The amount of the Commitments on the First Amendment Effective Date is $200,000,000.
1.9    Section 2.03 of the Original Credit Agreement is hereby amended as follows:
(a)    By amending and restating clause (b) thereof to read as follows:
(b)    Minimum Amounts; Limitations on Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is

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an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $300,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of seven (7) Eurodollar Borrowings outstanding. The aggregate amount of outstanding Borrowings and LC Exposure shall not exceed $75,000,000 at any time during the Interest Coverage Holiday.

(b)    By amending and restating the second to last paragraph of clause (d) thereof to read as follows:
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation to the Administrative Agent that (i) the amount of the requested Borrowing shall not cause the total Credit Exposures to exceed the total Commitments and (ii) the Borrower estimates in good faith that, after giving pro forma effect to the requested Borrowing, the Borrower and the Guarantors shall not have any Excess Cash.
1.10    The Original Credit Agreement is hereby amended by replacing all references to “one hundred fifty percent (150%)” in Sections 2.06(c), 3.04(c)(ii), 6.02(a), 8.08(f) and 8.16 thereof with “two hundred percent (200%)”.
1.11    Section 2.13(a)(iv) of the Original Credit Agreement is hereby amended by amending and restating the last sentence thereof as follows:
Subject to Section 12.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
1.12    Section 3.04(c) of the Original Credit Agreement is hereby amended by adding a new clause (iii) thereto immediately following existing clause (ii) thereof (and renumbering all subsequent clauses accordingly), which new clause shall read as follows:

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(iii)    If, at the end of the last Business Day of any week or, if a Default or Event of Default has occurred and is continuing, at the end of any Business Day (A) there are outstanding Borrowings or LC Exposure for any Lender and (B) the Borrower has any Excess Cash as of the date of such determination, then the Borrower shall, within two (2) Business Days, prepay the Borrowings in an aggregate principal amount equal to the amount of such Excess Cash.
1.13    Section 6.02 of the Original Credit Agreement is hereby amended as follows:
(a)    By adding a new clause (g) thereto immediately following existing clause (f) thereof, which shall read as follows:
(g)    The Administrative Agent shall have received from the Borrower its good faith estimate that, after giving pro forma effect to the funding of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, the Borrower and the Guarantors shall not have any Excess Cash.
(b)    By amending and restating the last sentence thereof to read as follows:
Each request for a Borrowing or a Swing Line Loan and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (g).
1.14    Section 7.04(b) of the Original Credit Agreement is hereby amended to replace “December 31, 2013” with “December 31, 2015”.
1.15    The Original Credit Agreement is hereby amended by adding the following new Section 7.23 thereto:
Section 7.23    EEA Financial Institution. No Loan Party, nor any of its Subsidiaries, is an EEA Financial Institution.
1.16    Section 8.16 of the Original Credit Agreement is hereby amended by adding the following new sentence to the end thereof:
The Administrative Agent and the Lender further acknowledge, as of the First Amendment Effective Date, that the requirements of this Section 8.16 will be met so long as a Lien is granted on the Vessels set forth in Schedule 8.16B and related Vessel Collateral within ten (10) days after the First Amendment Effective Date (or such longer period as the Administrative Agent may approve in its sole discretion).

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1.17    Section 8.17 of the Original Credit Agreement is hereby amended by amending and restating the first sentence thereof to read as follows:
The Borrower and the Parent Guarantor shall maintain their primary domestic deposit, collection and disbursement banking accounts with a Lender, and each such account shall be subject to (a) for such primary accounts existing on the First Amendment Effective Date, such deposit account control agreements in respect thereof as are in effect on such date, and (b) for any such primary account established or designated as such by the Borrower or the Parent Guarantor after the First Amendment Effective Date, a deposit account control agreement in form and substance reasonably acceptable to the Administrative Agent entered into within forty-five (45) days of the date on which such account becomes a primary domestic deposit, collection or disbursement banking account of the Borrower or the Parent Guarantor.
1.18    Section 9.01 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a)    Interest Coverage Ratio. The Parent Guarantor (on a consolidated basis with its Consolidated Subsidiaries) will not permit its ratio of EBITDA (without pro forma adjustments, but taking into account the effect of the third sentence in the definition of “EBITDA”) for the period of four fiscal quarters then ending to interest expense (determined in accordance with GAAP except that the non-cash original issue discount component of interest expense related to Debt subject to ASC 815-40 will be excluded from interest expense for purposes of this calculation), as of the last day of any fiscal quarter (i) commencing with the fiscal quarter in which the First Amendment Effective Date shall occur and ending with the fiscal quarter ending June 30, 2018, to be less than 1.00 to 1.00, (ii) commencing with the fiscal quarter ended September 30, 2018 and ending with the fiscal quarter ending December 31, 2018, to be less than 1.25 to 1.00 and (iii) for each fiscal quarter thereafter, to be less than 1.50 to 1.00. Notwithstanding anything to the contrary herein, the Borrower shall be entitled to designate one (but no more than one) period of four consecutive fiscal quarters in which the Parent Guarantor shall be exempted from compliance with the provisions of this Section 9.01(a) (the “Interest Coverage Holiday”); provided that (x) such period shall end no later than December 31, 2017 and (y) the Borrower shall provide written notice of such designation to the Administrative Agent no later than thirty (30) days following the end of the first full fiscal quarter of the designated Interest Coverage Holiday; and provided, further, that the Borrower shall have a one-time right to rescind its designation of the Interest Coverage Holiday with the delivery of 10 days’ prior written notice of such rescission to the Administrative Agent and, concurrently with or prior to the delivery of such notice, delivery of a certificate of the Parent Guarantor demonstrating

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compliance with the provisions of Section 9.01(a) as of the fiscal quarter most recently ended.
(b)    Total Debt to Capitalization Ratio. The Parent Guarantor (on a consolidated basis with its Consolidated Subsidiaries) will not permit its Total Debt to Capitalization Ratio as of the last day of any fiscal quarter to be greater than (i) commencing with the fiscal quarter ended December 31, 2014 and ending with the fiscal quarter ending June 30, 2018, 55% and (ii) for each fiscal quarter thereafter, 50%.
1.19    Section 9.03 of the Original Credit Agreement is hereby amended as follows:
(a)    By deleting clause (m) therefrom in its entirety (whereupon all subsequent clauses of Section 9.03 shall be relettered accordingly).
(b)    By amending and restating existing clause (q) thereof (to be relettered as clause (p) pursuant to the foregoing amendment) to read as follows:
(p)    Liens granted to secure Debt of any Loan Party that does not exceed $15,000,000 at any one time outstanding on Property that is not Vessel Collateral; provided that no such Liens may be granted under this clause (p) during the Interest Coverage Holiday.
1.20    Section 9.04 of the Original Credit Agreement is hereby amended as follows:
(a)    By adding a new clause (b) thereto (whereupon existing clause (b) and all subsequent clauses of Section 9.04 shall be relettered accordingly), which new clause (b) shall read as follows:
(b)    the Parent Guarantor may (x) declare and make dividend payments or other distributions payable solely in Equity Interests of the Parent Guarantor and (y) issue Equity Interests of the Parent Guarantor in exchange for outstanding Equity Interests of the Parent Guarantor; provided that any such Equity Interests newly issued pursuant to this clause (b) are not Disqualified Stock.
(b)    By amending and restating existing clause (e) thereof (to be relettered as clause (f) pursuant to the foregoing amendment) to read as follows:
(f)    if no Event of Default shall have occurred and be continuing, the Parent Guarantor shall be permitted to otherwise make Restricted Payments provided that (i) such Restricted Payments, together with the aggregate amount of all other Restricted Payments made by the Parent Guarantor (other than pursuant to clause (d) above) after November 2, 2011 is less than the sum of (A) 50% of the cumulative Consolidated Net Income of the Parent Guarantor from January 1,

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2006 to the end of the most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) plus (B) $125,000,000; and (ii) after giving pro forma effect to such Restricted Payment, (A) the Borrower shall have $100,000,000 in the aggregate in cash or cash equivalents in the Deposit Accounts or unused availability under the Commitments or a combination of such cash and cash equivalents and such availability, (B) the Parent Guarantor shall be in pro forma compliance with the provisions of Section 9.01 and (C) the Senior Secured Leverage Ratio shall be less than or equal to 2.00 to 1.00; and provided, further, that at the time any Restricted Payment is being made or declared pursuant to this clause (f) such payment shall not cause the aggregate amount of Restricted Payments made or declared pursuant to this clause (f) after the First Amendment Effective Date to exceed $15,000,000 if, at such time, the interest coverage ratio described in Section 9.01(a) is less than 2.00 to 1.00.
1.21    Section 9.06 of the Original Credit Agreement is hereby amended as follows:
(a)    By replacing all references to “$20,000,000” in clauses (a) and (b) thereof with “$100,000,000”.
(b)    By deleting the “and” and inserting a comma immediately before sub-clause (5), and adding the following new sub-clause (6), at the end of clause (a) thereof:
and (6) immediately after giving effect to such merger, the Senior Secured Leverage Ratio shall be less than or equal to 2.00 to 1.00.
(c)    By deleting the “and” and inserting a comma immediately before sub-clause (7), and adding the following new sub-clause (8), at the end of clause (b) thereof:
and (8) immediately after giving effect to such acquisition, formation or Investment, the Senior Secured Leverage Ratio shall be less than or equal to 2.00 to 1.00.
(d)    By adding new clause (c) at the end thereof, which shall read as follows:
(c)    Notwithstanding the foregoing clauses (a) and (b), the Loan Parties shall be permitted to transfer (pursuant to one or more transactions) the vessels set forth on Schedule 9.06(c) (and all Property reasonably related thereto) (collectively, the “Investment Entity Vessels”) or any Equity Interests in any Person that owns no Property other than Investment Entity Vessels (collectively with the Investment Entity Vessels, “Investment Entity Assets”) to (1) one or more Subsidiaries, each of which is not a Guarantor Subsidiary, (2)

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one or more less than 50%-owned or –controlled Affiliates of a Loan Party or (3) a combination of entities contemplated under the foregoing clauses (1) and (2) (each, an “Investment Entity”); provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that, at the time of any such transfer, (i) there is no Default or Event of Default; (ii) the Parent Guarantor shall, after giving pro forma effect to such transfer, be in compliance with the provisions of Section 9.01; (iii) the Investment Entities have received bona fide commitment letters from one or more third parties unaffiliated with any Loan Party or any of their Subsidiaries for an aggregate amount of Three Hundred Million Dollars ($300,000,000) or, if in separate transactions involving separate Investment Entities, in an amount for each such Investment Entity at least equal to the value of the Investment Entity Vessels being contributed to it (such valuation to be determined in good faith by the Borrower and reasonably approved by the Administrative Agent), and such commitment letters being reasonably consistent in form with financial institution industry commitment letters and providing for the investment of such funds in one or more tranches in exchange for, in each instance, Equity Interests of such Investment Entity commensurate with the cash then being funded by such unaffiliated third party; (iv) with respect to each transaction effected under this Section 9.06(c), the applicable Investment Entity has contemporaneously with the closing of such transaction entered into a management services agreement with a Loan Party that is considered reasonable in the good faith determination of the Administrative Agent based on a certified abstract of such management services agreement provided by a Loan Party and, upon request by the Administrative Agent, such Loan Party shall provide a certified copy of such agreement to the Administrative Agent; (v) any indebtedness or other liability of any Investment Entity shall be without recourse to any Loan Party or any assets of any Loan Party; and (vi) no Investment Entity shall hold any Equity Interest or Indebtedness of any Loan Parties or any of their Subsidiaries.

The Loan Parties agree that they will not designate any Subsidiary or less than 50%-owned or -controlled entity an Investment Entity under this Agreement (and in connection therewith will not designate the same an Unrestricted Subsidiary under the Indentures) until the initial funding under a commitment letter by a third party as contemplated above.

Notwithstanding anything to the contrary in Section 9.06(b) or elsewhere in this Agreement, no Loan Party may make any Investment

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in or to any Investment Entity at any time other than the transfers of Investment Entity Assets contemplated in this Section 9.06(c).

(e)    By adding new clause (d) thereafter, which shall read as follows:
(d)    Any Loan Party may make any Investment that constitutes a Permitted Investment under the 2020 Senior Notes Indenture and the 2021 Senior Notes Indenture (or any indenture entered into as replacement of either such indenture) to the extent that such Investment is made by issuing Parent Guarantor Equity Interests (other than Disqualified Stock).
1.22    Section 9.09 of the Original Credit Agreement is hereby amended as follows:
(a)    By replacing all references to “$100,000,000” in clauses (c) and (d) thereof with “$150,000,000”.
(b)    By deleting the “and” and inserting a comma immediately before sub-clause (iv), and adding the following new sub-clause (v), at the end of each of clauses (c) and (d) thereof:
and (v) the Senior Secured Leverage Ratio is less than or equal to 2.00 to 1.00.
(c)    By replacing the period at the end of clause (e) with a semicolon and adding a new clause (f), which shall read as follows:
So long as no Default or Event of Default then exists or would arise therefrom, prepayments of Debt solely to the extent made (i) in the form of Equity Interests of the Parent Guarantor not constituting Disqualified Stock or (ii) from the proceeds of, and reasonably contemporaneously with, (A) any issuance and/or sale of Equity Interests of the Parent Guarantor (other than Disqualified Stock) or (B) any issuance of Debt by the Parent Guarantor that is convertible into Equity Interests of the Parent Guarantor not constituting Disqualified Stock on terms and conditions customary for instruments of such type and with a Stated Maturity no earlier than six months after the Maturity Date.
1.23    Section 9.12 of the Original Credit Agreement is hereby amended by adding the following new sentence to the end thereof:
Notwithstanding the foregoing, the parties hereto acknowledge that (x) the transfers by the Loan Parties of Investment Entity Assets to Investment Entities pursuant to and in accordance with Section 9.06(c) and (y) the entry into and performance under the management services agreements referred to in, and complying with the provisions of, Section 9.06(c)(iv) by the Loan Parties shall be deemed to satisfy the covenant in this Section 9.12.

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1.24    Section 9.15 of the Original Credit Agreement is hereby amended as follows:
(a)    By amending and restating clause (c) thereof to read as follows:
(c)    the transfer of Investment Entity Assets to an Investment Entity;

(b)    By amending and restating the proviso thereto to read as follows:
provided that in the case of (d) above (i) not less than seventy-five percent (75%) of the consideration received in respect of such sale or other disposition shall be cash or cash equivalents, (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Property or Subsidiary subject of such sale or other disposition (as reasonably determined by the board of directors of the Parent Guarantor and, if requested by the Administrative Agent, the Parent Guarantor shall deliver a certificate of a Responsible Officer of the Parent Guarantor certifying to that effect), and (iii) all such sales or other dispositions of Property or Subsidiaries owning Properties do not have a fair market value in excess of (x) twenty percent (20%) of the Consolidated Net Tangible Assets of the Parent Guarantor in any twelve (12) month period in the aggregate, if at the time of such sale or other disposition the Senior Secured Leverage Ratio is less than or equal to 2.00 to 1.00, or (y) ten percent (10%) of the Consolidated Net Tangible Assets of the Parent Guarantor in any twelve (12) month period in the aggregate, if at the time of such sale or other disposition the Senior Secured Leverage Ratio is greater than 2.00 to 1.00, in each case, determined based on the financial information most recently reported to the Administrative Agent and the Lenders of the Parent Guarantor and its Subsidiaries on a consolidated basis as of the most recent quarter end preceding the end of such twelve (12) month period.
1.25    Section 9.16 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:
Negative Pledge Agreements; Dividend Restrictions. The Parent Guarantor will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments or Capital Leases creating Liens permitted by Section 9.03(d) and those contracts, agreements or understandings that will govern the investments in, or transfers of Investment Entity Assets to, any Investment Entity (in each case, to the extent such investments or transfers are permitted hereunder)) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any

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Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith except for any restriction that may exist under the Indentures, any Replacement Indenture or other indenture entered into by a Loan Party.
1.26    The Original Credit Agreement is hereby amended by adding the following new Section 9.17 thereto:
Section 9.17    Investment Entity.
(a)    No Loan Party shall, or shall permit any Investment Entity to, at any time, fail to comply with clauses (iii) through (vi) of Section 9.06(c) (the “Investment Entity Requirements”).
(b)    Notwithstanding anything to the contrary contained herein, for so long as all Investment Entities are in compliance with the Investment Entity Requirements, no such Investment Entity shall be deemed to be a Subsidiary, Consolidated Subsidiary, Foreign Subsidiary or Domestic Subsidiary of the Parent Guarantor for the purposes of this Agreement (except as such terms are used in Sections 7.15, 9.06(c), 12.04(g) and 12.11 hereof). For the avoidance of doubt, (i) each such Investment Entity shall remain an Affiliate of the Parent Guarantor and its Subsidiaries for all purposes hereunder; and (ii) for all purposes of calculating the Consolidated Net Income hereunder, the Net Income attributable to the Investment Entities shall be excluded other than to the extent (and solely to the extent) actually received in cash (as distributions, management fees or otherwise) by the Parent Guarantor or any of its Consolidated Subsidiaries from any Investment Entity.
(c)    The Borrower and the Parent Guarantor shall cause the management, business and affairs of the Loan Parties and their Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, reporting with consolidating financial statements that reflect the separate performance of the Investment Entities, furnishing separate financial statements of the Investment Entities, to the extent applicable, to creditors and potential creditors of the Investment Entities and by not permitting the assets and properties of the Loan Parties and their Subsidiaries to be commingled with those of the Investment Entities) so that the Investment Entities will be treated as corporate entities separate and distinct from each Loan Party and each of their Subsidiaries.
1.27    Section 10.01(d) of the Original Credit Agreement is hereby amended and restated to read as follows:

First Amendment to Credit Agreement – Page 14

(d)    the Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in Section 8.05, Section 8.08 or in Article IX (other than Section 9.17(c)).
1.28    The Original Credit Agreement is hereby amended by adding the following new Section 12.21 thereto:
Section 12.21 Acknowledgement and Consent to Bail-In Action. Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the parties hereto, each party hereto acknowledges and accepts any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution;
(b)    the effects of any Bail-In Action in relation to any such liability, including (without limitation) (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; and (iii) a cancellation of any such liability; or
(c)    a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
1.29    The Annexes to the Original Credit Agreement are hereby amended by adding thereto Annex III attached hereto, which shall replace Annex I to the Original Credit Agreement for all purposes under the Credit Agreement from and as of the First Amendment Effective Date.
1.30    The Schedules to the Original Credit Agreement are hereby amended as follows:
(a)    By replacing Schedule 7.15 thereto with Schedule 7.15 attached hereto (from and as of the First Amendment Effective Date); and
(b)    By adding thereto Schedule 8.16B attached hereto.
(c)    By adding thereto Schedule 9.06(c) attached hereto.

First Amendment to Credit Agreement – Page 15

SECTION 2    Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment shall become effective on and as of the date hereof upon the satisfaction of each of the following conditions precedent:
2.1    Execution and Delivery. The Administrative Agent shall have received a duly executed counterpart to this Amendment from the Borrower, each other Loan Party and the Required Lenders.
2.2    Amendment Fee. The Administrative Agent shall have received from the Borrower, for distribution to each of the undersigned Required Lenders, a non-refundable fee equal to the product of 0.25% and the amount of such Lender’s Commitment immediately after giving effect to this Amendment.
2.3    Other Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and all other amounts due and payable on or prior to the date hereof, including, without limitation, the fees set forth in that certain Fee Letter, dated as of even date herewith, between the Borrower and the Administrative Agent and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement (as amended hereby).
2.4    Legal Opinion. The Administrative Agent shall have received from counsel to the Loan Parties a favorable written opinion in respect of this Amendment in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the date hereof.
2.5    Officer’s Certificate. The Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of the Loan Parties in form and substance reasonably acceptable to the Administrative Agent (a) attaching a certificate of good standing or existence for each Loan Party, as may be available from the Secretary of State (or equivalent thereof) of the jurisdiction of organization of such Loan Party, (b) certifying that there have been no changes (other than as may be attached to such certificate of the Secretary or Assistant Secretary) to the certificate of incorporation and bylaws (or, in each case, comparable organizational documents) from the certificate of incorporation and bylaws (or, in each case, comparable organizational documents) of such Loan Party delivered pursuant to the Original Credit Agreement on the Effective Date, and (c) attaching and certifying copies of the resolutions of its board of directors or other equivalent governing body, or comparable authorizations, authorizing the execution, delivery and performance of this Amendment, the Credit Agreement (as amended hereby), the Mortgage Amendment (as defined below) and any other Loan Documents executed in connection herewith to which such Loan Party is a party and certifying the name, title and true signature of each officer of such Loan Party executing such Loan Documents to which it is a party.
SECTION 3.    Post-Closing Covenant. Within ten (10) days after the First Amendment Effective Date (or such longer period as the Administrative Agent may approve in its sole discretion), the Administrative Agent shall have received (x) from the Borrower a fully executed and notarized Third Amendment to First Preferred Fleet Mortgage in substantially the form of Exhibit A hereto (the “Mortgage Amendment”), for the benefit of the Lenders and the Secured Swap Providers, and

First Amendment to Credit Agreement – Page 16

all documents, certificates and other instruments required by the terms thereof, and (y) from counsel to the Loan Parties a favorable written opinion in respect of the Mortgage Amendment in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the date of such Mortgage Amendment. The failure of any Loan Party to perform or comply with this Section 3 shall constitute an Event of Default under the Credit Agreement.
SECTION 4.    Representations and Warranties of Loan Parties. To induce the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders as follows:
4.1    Credit Agreement Representations and Warranties. After giving effect to the amendments herein, each representation and warranty of such Loan Party contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects on the date hereof (except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date and any representation or warranty which is qualified by reference to “materiality” or “Material Adverse Effect” is true and correct in all respects).
4.2    Authority; Enforceability. The execution, delivery and performance by such Loan Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Loan Party limited liability company or corporate powers and have been duly authorized by all necessary limited liability company or corporate action. This Amendment and any other document contemplated hereby to which such Loan Party is party has been duly executed and delivered by its and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
4.3    Approvals; No Conflicts. The execution, delivery and performance by such Loan Party of this Amendment and all documents, instruments and agreements contemplated herein (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including members or shareholders of the Borrower, the Guarantors or any other Person) other than appropriate filings with the Securities and Exchange Commission relating to this Amendment, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than the recording and filing of the Security Instruments as required thereby or by this Agreement, (b) will not violate any applicable law or regulation or the Organizational Documents of the Borrower, the Guarantors or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Parent Guarantor, the Borrower or any Subsidiary or its Properties, or give rise to a right thereunder to require any material payment to be made by the Borrower or such Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower, the Guarantors or any Subsidiary (other than the Liens created by the Loan Documents).

First Amendment to Credit Agreement – Page 17

4.4    No Default. As of the date of this Amendment, both before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 5.    Miscellaneous.
5.1    Reaffirmation of Loan Documents and Liens. Each Loan Party hereby expressly acknowledges that (a) all of its obligations under the Guaranty and Collateral Agreement, each Fleet Mortgage (subject to the Mortgage Amendment) and the other Security Instruments and other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (b) its grant of security interests pursuant to the Security Instruments (subject to the Mortgage Amendment) are reaffirmed and remain in full force and effect after giving effect to this Amendment and (c) the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of any obligations of the Loan Parties under the Loan Documents.
5.2    Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
5.3    Costs and Expenses. The Borrower hereby agrees to pay all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates in connection with the preparation, negotiation and execution of this Amendment and all related documents, including all reasonable fees, charges and disbursements of Vinson & Elkins L.L.P., as counsel to Administrative Agent.
5.4    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
5.5    Complete Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.
5.6    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
5.7    Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
5.8    Governing Law; Jurisdiction; Waiver of Jury Trial. Section 12.09 of the Original Credit Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

First Amendment to Credit Agreement – Page 18

5.9    Reference to and Effect on the Credit Agreement and Loan Documents.
(a)    This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the “Credit Agreement” in any other Loan Document, or in any other agreements, documents or other instruments executed and delivered pursuant to the Loan Documents, shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)    Except as amended and modified hereby and by the Mortgage Amendment, any and all of the terms and provisions of the Original Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by each Loan Party. Each Loan Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Loan Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, nor serve to effect a novation of any obligations of the Loan Parties under the Loan Documents.
[SIGNATURE PAGES FOLLOW]

First Amendment to Credit Agreement – Page 19

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.
BORROWER:
HORNBECK OFFSHORE SERVICES, LLC

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

PARENT GUARANTOR:
HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Corbin M. Womac
Name:	Corbin M. Womac
Title:	Director

Signature Page to First Amendment to Credit Agreement

LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Corbin M. Womac
Name:	Corbin M. Womac
Title:	Director

Signature Page to First Amendment to Credit Agreement

BARCLAYS BANK PLC

By:	/s/ Evan Moriarty
Name:	Evan Moriarty
Title:	Assistant Vice President

Signature Page to First Amendment to Credit Agreement

CAPITAL ONE, N.A.

By:	/s/ Mark Preston
Name:	Mark Preston
Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A.

By:	/s/ Donald Hunt
Name:	Donald Hunt
Title:	Executive Director

Signature Page to First Amendment to Credit Agreement

COMERICA BANK

By:	/s/ Gary Culbertson
Name:	Gary Culbertson
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

WHITNEY BANK

By:	/s/ Lindsey Wands
Name:	Lindsey Wands
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

ZB, N.A. dba AMEGY BANK

By:	/s/ Rachel Pletcher
Name:	Rachel Pletcher
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

DNB CAPITAL LLC

By:	/s/ Evan W. Uhlick
Name:	Evan W. Uhlick
Title:	Senior Vice President

By:	/s/ Cathleen Buckley
Name:	Cathleen Buckley
Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement

Acknowledged and agreed to
solely for purposes of Section 5.1:
SUBSIDIARY GUARANTORS:
HORNBECK OFFSHORE
TRANSPORTATION, LLC

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

HOS-IV, LLC

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

HORNBECK OFFSHORE
TRINIDAD & TOBAGO, LLC

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

HORNBECK OFFSHORE OPERATORS, LLC

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Amendment to Credit Agreement

ENERGY SERVICES PUERTO RICO, LLC

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

HOS PORT, LLC

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

HORNBECK OFFSHORE INTERNATIONAL, LLC

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Amendment to Credit Agreement

ANNEX III
FIRST AMENDMENT CREDIT AGREEMENT COMMITMENTS
(As of the First Amendment Effective Date)

Lender	Amount Of Commitment	% of Total Commitments
Wells Fargo Bank, N.A.	$40,000,000.01	20.000000000000%
Barclays Bank PLC	$30,000,000.00	15.000000000000%
JPMorgan Chase Bank, NA	$30,000,000.00	15.000000000000%
Comerica Bank	$25,000,000.00	12.500000000000%
DNB Capital LLC	$25,000,000.00	12.500000000000%
Capital One NA	$18,333,333.33	9.166666667000%
Whitney Bank	$18,333,333.33	9.166666667000%
ZB, N.A. dba Amegy Bank	$13,333,333.33	6.666666667000%
Total	$200,000,000.00	100.000000000000%

SCHEDULE 7.15
SUBSIDIARIES

Parent Guarantor
Legal name:	Hornbeck Offshore Services, Inc.
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Delaware
Organization number:	2757751

Each of the following Persons is a 100% owned subsidiary of Hornbeck Offshore Services, Inc.

Borrower
Legal name:	Hornbeck Offshore Services, LLC
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Delaware
Organization number:	2603868

Subsidiaries
Legal name:	Hornbeck Offshore Transportation, LLC
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Delaware
Organization number:	3469782

Legal name:	HOS-IV, LLC
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Delaware
Organization number:	3664519

Legal name:	Hornbeck Offshore Trinidad & Tobago, LLC
Current location of chief executive office or principal place of business	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Delaware
Organization number:	3756721

Legal name:	Hornbeck Offshore Operators, LLC
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Delaware
Organization number:	2757747

Legal name:	Energy Services Puerto Rico, LLC
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Delaware
Organization number:	3469783

Legal name:	HOS Port II, LLC
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Delaware
Organization number:	3855226

Legal name:	Hornbeck Offshore International, LLC
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Delaware
Organization number:	3920301

Legal name:	HOS Port, LLC
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Delaware
Organization number:	4077391

Legal name:	Hornbeck Offshore Rigging Services & Equipment, LLC
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Delaware
Organization number:	4366577

Legal name:	HOS International, Inc.

Signature Page to First Amendment to Credit Agreement

Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Delaware
Organization number:	5503861

Legal name:	Hornbeck Offshore Specialty Services, LLC
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Delaware
Organization number:	4379725

Legal name:	KMS 124, LLC
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Delaware
Organization number:	5747799

Legal name:	HOS WELLMAX Services, LLC
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Delaware
Organization number:	5812928

The following Person is a 49% owned subsidiary of Hornbeck Offshore Services, LLC

Legal name:	Hornbeck Offshore Services de Mexico, S. de R.L. de C.V.
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Mexico
Organization number:	389382

Each of the following Persons is a 99% owned subsidiary of Hornbeck Offshore Services, LLC and a 1% owned subsidiary of Hornbeck Offshore International, LLC

Legal name:	HOS Leasing de Mexico, S.A. de C.V. SOFOM E.N.R.
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Mexico
Organization number:	98203

Signature Page to First Amendment to Credit Agreement

Legal name:	Hornbeck Offshore Operators de Mexico, S. de R.L. de C.V.
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Mexico
Organization number:	390994

The following Person is a 100% owned subsidiary of Hornbeck Offshore International, LLC

Legal name:	Hornbeck Offshore Cayman, Ltd.
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Cayman Islands
Organization number:	CT 145149

The following Person is a 100% owned subsidiary of Hornbeck Offshore Cayman, Ltd.

Legal name:	Seahorse Crew Management, Ltd.
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Cayman Islands
Organization number:	CT 145162

The following Person is a 1% owned subsidiary of Hornbeck Offshore Services, LLC and a 99% owned subsidiary of Hornbeck Offshore International, LLC

Legal name:	T.N. Percheron, S. de R.L. de C.V.
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Mexico
Organization number:	5252911

The following Person is a 10% owned subsidiary of Hornbeck Offshore Services, LLC and a 90% owned subsidiary of Hornbeck Offshore International, LLC
Legal name:	Hornbeck Offshore Navegacao Ltda
Current location of chief executive office or principal place of business:	Avenida Paisagista Jose Silva de Azevadi Neto n200, Sala 201 Bloco 04 Barra da Tijuca, Rio de Janeiro, RJ CEP 2275-056
Jurisdiction of organization:	Brazil
Organization number:	11.022.104/0001-13

Signature Page to First Amendment to Credit Agreement

The following Person is a 1% owned subsidiary of Hornbeck Offshore Specialty Services, LLC and a 99% owned subsidiary of Hornbeck Offshore International, LLC
Legal name:	HOS de Mexico, S. de R.L. de C.V.
Current location of chief executive office or principal place of business:	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433
Jurisdiction of organization:	Mexico
Organization number:	5250481

The following Person is a 0.01% owned subsidiary of Hornbeck Offshore Services, LLC and a 99.99% owned subsidiary of Hornbeck Offshore International, LLC
Legal name:	HON Navegacao II Ltda
Current location of chief executive office or principal place of business:	Rua Sa e Albuquerque N454, Sala 2D Jaragua, Maceio, AL CEP 57.022-180
Jurisdiction of organization:	Brazil
Organization number:	25.295.865/0001-53

Signature Page to First Amendment to Credit Agreement

SCHEDULE 8.16B
UPDATED VESSEL COLLATERAL
(As of the First Amendment Effective Date)

VESSEL NAME	OFFICIAL NUMBER
HOS CAROLINA	1244587
HOS COMMANDER	1244578
HOS CLAYMORE	1244588
HOS CAPTAIN	1244589
HOS CLEARVIEW	1244579
HOS CROCKETT	1244584
HOS CALEDONIA	1244585
HOS CEDAR RIDGE	1246521
HOS CRESTVIEW	1244586
HOS CORAL	1214383
HOS STORMRIDGE	1124421
HOS BRIMSTONE	1124426

SCHEDULE 9.06(c)
INVESTMENT ENTITY VESSELS

VESSEL NAME	OFFICIAL NUMBER
HOS CROSSFIRE	3101466132-5
HOS DAKOTA	3101466032-3
HOS THUNDERFOOT	04013741323
HOS BRIGADOON	2701343432-4
HOS HAWKE	2701346532-6
HOS DEEPWATER	2701341722-7
HOS NAVEGANTE	2247
HOS SAYLOR	2701345932-1
HOS SILVERSTAR	1144439
HOS BRASS RING	2412231516
HOS IRON HORSE	1989